Preliminary Term Sheet

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR6 Trust

$ [872,422,200]

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Mortgage Securities Corp.
Seller

Washington Mutual Bank
Servicer

LaSalle Bank National Association
Trustee

July [19], 2006

Closing Date	July 27 , 2006
Investor Settlement Date	July 27, 2006
First Distribution Date	August 25, 2006
Cut-Off Date	July 1, 2006

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS JULY 1, 2006.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Washington Mutual Mortgage Pass-Through Certificates,
WMALT Series 2006-AR6 Trust

$ [872,422,200]

Description of Certificates

	Principal/ Notional Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type

Expected Ratings S&P/Moody's

1A	$ 158,488,000	4.03/4.36	1-126/1-479	Variable (3)	Senior	AAA/Aaa
1A-1B	$ 79,244,000	4.03/4.36	1-126/1-480	Variable (4)	Senior Mezz	AAA/Aaa
2A	$ 318,229,000	4.03/4.36	1-126/1-480	Variable (5)	Senior	AAA/Aaa
2A-1B	$ 159,115,000	4.03/4.36	1-126/1-480	Variable (6)	Senior Mezz	AAA/Aaa
CA-1C	$ 79,453,000	4.03/4.36	1-126/1-480	Variable (7)	Junior Mezz	AAA/Aaa
R	$ 100			[___%]	Senior/Residual	AAA/Aaa
PPP	$ 100 (8)			N/A	Prepayment Penalty	AAA/Aaa
1X	$ 295,963,191			Variable (9)	Senior IO/PO	AAA/Aaa
2X	$ 594,266,120			Variable (9)	Senior IO/PO	AAA/Aaa
B-1	$ 17,805,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	AA+/Aa1
B-2	$ 17,804,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	AA/Aa1
B-3	$ 4,451,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	AA-/Aa1
B-4	$ 8,902,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	A+/Aa2
B-5	$ 4,451,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	A/Aa3
B-6	$ 4,451,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	A-/A1
B-7	$ 4,451,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	BBB+/ A1
B-8	$ 2,225,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	BBB/ A2
B-9	$ 4,451,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	BBB-/ A3
B-10	$ 4,451,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	BB+/Baa2
B-11	$ 4,451,000	7.07/7.84	1-126/1-480	Variable (10)	Subordinate	BB/Baa3
B-12	$ 3,560,000	Privately Offered Certificates			Subordinate	BB-/Ba2
B-13	$ 6,676,000				Subordinate	B/NR
B-14	$ 7,571,210				Subordinate	NR/NR
Total	$ 890,229,311

(1)     Distributions on the Class 1A, Class 1A-1B, Class 1X and Class R Certificates will be derived primarily from a pool of conforming balance and non-conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA or One-Month Libor (as defined herein) that do not impose prepayment penalties (the "Group 1 Mortgage Loans," such Mortgage Loans, "Loan Group 1").

Distributions on the Class 2A, Class 2A-1B, Class 2X and Class PPP Certificates will be derived primarily from a pool of conforming balance and/or non-conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA or One-Month Libor that impose a prepayment penalty for voluntary prepayments in full for a period no greater than 36 months from the date of origination of such Mortgage Loan (the "Group 2 Mortgage Loans," such Mortgage Loans, "Loan Group 2").

Distributions on the CA-1C and Subordinate Certificates will be derived primarily from Group 1 and Group 2 Mortgage Loans.

Amounts otherwise available for distribution as interest to the Class 1X and Class 2X Certificates may instead be used to pay Carryover Shortfall Amounts (as defined herein) to the Class 1A, Class 1A-1B, Class 2A, Class 2A-1B, Class CA-1C and Senior Subordinate and Junior Subordinate Certificates.

(2)     WAL and Payment Windows for the Class 1A, Class 1A-1B, Class 2A, Class 2A-1B, Class CA-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10  and Class B-11 Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A Certificates will be equal to the least of (i) London Interbank Offered Rate for one-month United States dollar deposits ("LIBOR") plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class 1A Certificates is equal to the Adjusted Net WAC Cap for Loan Group 1, the Class 1A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(4)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 1A-1B Certificates will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class 1A-1B Certificates is equal to the Adjusted Net WAC Cap for Loan Group 1, the Class 1A-1B Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(5)     On each Distribution Date, the certificate interest rate for the Class 2A Certificates will be equal to the lesser of (i) (a) for each distribution date in or before January 2007, One-Year MTA plus [__]% and (b) for each distribution date after the distribution date in January 2007, One-Year MTA plus [___]% and (ii) the Net WAC Cap for the Group 2 Mortgage Loans.  In addition, if on the initial Distribution Date the certificate interest rate for the Class 2A Certificates is equal to the Net WAC Cap for the Group 2 Mortgage Loans, the Class 2A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(6)     On each Distribution Date, the certificate interest rate for the Class 2A-1B Certificates will be equal to the lesser of (i) (a) for each distribution date in or before January 2007, One-Year MTA plus [__]% and (b) for each distribution date after the distribution date in January 2007, One-Year MTA plus [___]% and (ii) the Net WAC Cap for the Group 2 Mortgage Loans.  In addition, if on the initial Distribution Date the certificate interest rate for the Class 2A-1B Certificates is equal to the Net WAC Cap for the Group 2 Mortgage Loans, the Class 2A-1B Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%

(7)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class CA-1C Certificates will be deemed to be comprised of two components (the "Class CA-1C Group 1 Component" and the "Class CA-1C Group 2 Component" each, a "Class CA-1C Component"). Each Class CA-1C Component will have a component principal balance representing the portion of the Class CA-1C principal balance derived from the related loan group. Interest will be payable with respect to each Class CA-1C Component. The initial principal balance of the Class CA-1C Group 1 Component and the Class CA-1C Group 2 Component will be approximately $[__] and $[__], respectively.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 1 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 1 and (iii) the Maximum Loan Group 1 Rate. In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 1 Component is equal to the Adjusted Net WAC Cap Loan Group 1, the Class CA-1C Group 1 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate on the Class CA-1C Group 2 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 2 and (iii) the Maximum Loan Group 2 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class CA-1C Group 2 Component is equal to the Adjusted Net WAC Cap for Loan Group 2, the Class CA-1C Group 2 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(8)     The Class PPP Certificates will receive $100 of principal on the Distribution Date in July 2010, from a reserve fund to be funded on the Closing Date (as defined herein) with a deposit by the underwriter. The Class PPP Certificates will not receive interest. The Class PPP Certificates will also have a notional balance; the Class PPP notional amount will equal the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-Off.  However, the Class PPP Certificates will not accrue interest on its notional balance. The Class PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 2 Mortgage Loan.  See "The Class PPP Certificates" herein and the "Prepay Term (Months)" table herein for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

(9)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans, the Class 1X Certificates will be deemed to be comprised of an interest-only component (the "Class 1X IO Component”, also a "Class X IO Component") and a principal-only component (the "Class 1X PO Component", also a "Class X PO Component") and the Class 2X Certificates will be deemed to be comprised of an interest-only component (the "Class 2X IO Component”, also a "Class X IO Component") and a principal-only component (the "Class 2X PO Component", also a "Class X PO Component"). Interest, if any, will be payable with respect to the Class X IO Components. The Class X IO Components will not have a principal balance and principal will not be payable with respect to any Class X IO Component. Each Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to each Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the related Class X principal balance.

The amount of interest available for distribution to the Class 1X Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts (as defined herein)) will equal, subject to the limitations described in this footnote (9), the excess, if any, of:

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 1 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 1 Balance over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 1 and the denominator of which is 12, and (ii) the Loan Group 1 Balance reduced by the Class 1X Principal Balance.

The amount of interest available for distribution to the Class 2X Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts (as defined herein)) will equal, subject to the limitations described in this footnote (9), the excess, if any, of:

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Group 2 Mortgage Loans and the denominator of which is 12, and (ii) the Loan Group 2 Balance over

(y)    the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 2 and the denominator of which is 12, and (ii) the Loan Group 2 Balance reduced by the Class 2X Principal Balance.

provided, however, that if either loan group is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the amount of interest available for distribution to the Class 1X or Class 2X Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class 1X and Class 2X Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions"  in this preliminary term sheet.

Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class 1X and 2X Certificates on any Distribution Date, calculated as described above, is greater than the Maximum Class X Interest Amount (as defined herein), then the aggregate amount of interest available for distribution to the Class 1X and Class 2X Certificates will be capped at the Maximum Class X Interest Amount, and the amount of interest accrued on each of the Class 1X and Class 2X Certificates, if such amount is positive, will equal its pro rata portion of the Maximum Class X Interest Amount (pro rata according to such amount, calculated as described above without giving effect to this sentence).

(10) For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10  and Class B-11 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Class B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Class B Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 or Class B-11 Certificates is equal to the Class B Adjusted Net WAC Cap, such certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class 1X and Class 2X Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary

Depositor:  WaMu Asset Acceptance Corp. ("WAAC").

Trust:  Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2006-AR6 Trust

Servicer:  Washington Mutual Bank ("WMB")

Lead Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank National Association.

Rating Agencies:  It is anticipated that the Offered Certificates will be rated by Moody's and Standard & Poor's and assigned the credit ratings described herein.

Cut-off Date:  July 1, 2006.

Expected Pricing Date:  On or about July 20, 2006

Closing Date:  On or about July 27, 2006.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in August 2006.

Servicing Fee for Group 1 One-Year MTA Mortgage Loans:       The servicing fee for each Group 1 Mortgage Loan indexed to One-Year MTA will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for some of the Mortgage Loans indexed to One-Year MTA will equal (a) the greater of (i) 0.375% and (ii) the excess, if any, of the gross margin on the applicable Mortgage Loan (as stated in the related mortgage note) over 2.05% or (b) the initial fixed rate on such Mortgage Loan.

Servicing Fee for Group 2 One-Year MTA Mortgage Loans:       The servicing fee for each Group 2 Mortgage Loan indexed to One-Year MTA will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for some of the Mortgage Loans indexed to One-Year MTA will equal (a) the greater of (i) 0.375% and (ii) the excess, if any, of the gross margin on the applicable Mortgage Loan (as stated in the related mortgage note) over 1.50% or (b) the initial fixed rate on such Mortgage Loan.

Servicing Fee for One-Month LIBOR Mortgage Loans:    The servicing fee for each Mortgage Loan indexed to One-Month LIBOR (as defined herein) will be calculated as a per annum percentage for each Mortgage Loan. The servicing fee for some of the Mortgage Loans indexed to One-Month LIBOR will equal (a) the greater of (i) 0.375% and (ii) the excess, if any, of the gross margin on the applicable Mortgage Loan (as stated in the related mortgage note) over 1.00% or (b) the initial fixed rate on such Mortgage Loan.

Certificates:  The "Senior Certificates" will consist of the Class 1A, Class 1A-1B, Class 2A, Class 2A-1B and Class CA-1C Certificates (the "Class A Certificates"), the Class 1X and Class 2X Certificates (the "Class X Certificates") and the Class R Certificates.  The "Class PPP Certificates" will consist of the Class PPP Certificates. The "Mezzanine Certificates" will consist of the Class CA-1C Certificates. The "Senior Subordinate Certificates" will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates. The "Junior Subordinate Certificates" will consist of the Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the "Subordinate Certificates". The Senior Certificates, Class PPP Certificates and the Subordinate Certificates are collectively referred to herein as the "Certificates." The Class A, Class X, Class PPP, Class R and Senior Subordinate Certificates are being offered herein and are referred to herein as the "Offered Certificates".

Registration:  Each class of Offered Certificates (other than Class R) will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class PPP Certificates) will be treated as REMIC regular interests for federal tax income purposes, coupled in certain cases with a right to receive additional payments pursuant to a notional principal contract. The Class PPP Certificates (in respect of their right to receive certain prepayment penalties) will be treated as stripped interests in the Mortgage Loans for federal income tax purposes. The Class R Certificate will be treated as a REMIC residual interest for tax purposes.  The Class PPP Certificates will not represent an interest in any REMIC.

SMMEA Treatment:  The Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class X Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13, Class B-14 and Class PPP Certificates are not expected to constitute "mortgage related securities" for purposes of SMMEA.

ERISA Eligibility:  The Offered Certificates (other than the Class PPP and Class R Certificates) are expected to be ERISA eligible. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R and Class PPP Certificates are not expected to be ERISA eligible.

Optional Termination:  The terms of the transaction allow for an optional termination of the Trust which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Optional Call Date").

Accrued Interest:  The price to be paid by investors for the Class 1A, Class 1A-1B, Class CA-1C and Senior Subordinate Certificates will not include accrued interest (settling flat).  The price to be paid by investors for the Class 2A, Class 2A-1B and Class X Certificates will include 26 days of accrued interest.

Interest Accrual Period:  The interest accrual period for the Class 1A, Class 1A-1B, Class CA-1C and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis). The interest accrual period for the Class 2A, Class 2A-1B and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 20% CPR.

Compensating Interest:  Compensating interest paid by WMB with respect to the Mortgage Loans in each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group, any reinvestment income realized by WMB relating to payoffs on such Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group.

Mortgage Loans:  As of July 1, 2006, the aggregate principal balance of the Mortgage Loans is approximately $[890,229,311]. As of July 1, 2006, the aggregate principal balance of the Group 1 Mortgage Loans is approximately $[295,963,191]. As of July 1, 2006, the aggregate principal balance of the Group 2 Mortgage Loans is approximately $[594,266,120].  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  The Group 1 and Group 2 Mortgage Loans are conforming and non-conforming balance mortgage loans.  As of July 1, 2006, the aggregate principal balance of the Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[594,266,120]. All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1 and 3] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States Treasury Security adjusted to a constant maturity of one year (the "One-Year MTA") or the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available as of fifteen days before the applicable interest rate adjustment date ("One-Month LIBOR"). After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin.  As of the Cut-off Date, approximately [21.48]% of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the "Minimum Monthly Payment").  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, and on the final payment adjustment date, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110%, 115% or 125%) of the original principal balance due to negative amortization (the "Negative Amortization Limit"), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, "Negative Amortization").  The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[890,229,311], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Originator Concentrations	Approx %
ALLIANCE BANCORP	23.28
FIRST HORIZON HOME LOAN CORP	13.51
PLAZA HOME MORTGAGE INC	11.11
RFC	10.95
Total	58.85

See "Originator Disclosure" section.

Class PPP Certificates:  With respect to each Mortgage Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by the Servicer, pursuant to the pooling agreement if the Servicer, waives a penalty on a voluntary full prepayment of a Mortgage Loan other than in accordance with the standards set forth in the pooling agreement, or paid by the Depositor pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a Mortgage Loan that requires payment of a penalty on voluntary full prepayment (each an "Assigned Prepayment Penalty") will be distributed to the holders of the Class PPP Certificates in the following manner: on each Distribution Date the Class PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each Group 2 Mortgage Loan. The holders of the Class PPP Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the Servicer as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates. Notwithstanding the foregoing, prepayment penalties are neither imposed nor remitted to the Trust (and therefore are not payable to the Class PPP Certificates) (i) in some cases where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases, for Mortgage Loans with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the Servicer will not collect prepayment penalties after the third anniversary of the origination of the Mortgage Loan. The Servicer will also not collect prepayment penalties due to involuntary prepayments such as foreclosures. In addition, under certain circumstances set forth in the Pooling Agreement, the payment of any otherwise applicable Assigned Prepayment Penalty by a mortgagor may be waived by the Servicer and, if waived in accordance with the terms of the pooling agreement, the amount of the waived Assigned Prepayment Penalty will not be available for distribution to the holders of the Class PPP Certificates.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class PPP Certificates, or decisions by the Servicer with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the Class PPP Certificates will not be entitled to any prepayment penalty on a Mortgage Loan that was purchased from the Trust or substituted for, or (in the case of a substitution) on the new mortgage loan.

As of the Cut-Off Date, certain of the Mortgage Loans impose prepayment penalties for certain prepayments of principal. See the "Prepay Term (Months)" table in this preliminary term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the mortgage loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from six months to three years from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note. Such prepayment premiums may discourage mortgagors from prepaying their Mortgage Loans during the period such prepayment penalties are in effect and, accordingly, thereby affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

In addition, the Class PPP Certificates will receive $100 of principal, on the Distribution Date in July 2010, from a reserve fund to be funded on the Closing Date with a deposit by the underwriter.

Credit Enhancement:  Senior/Subordinate, shifting interest structure. Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially 10.75% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest:  Until the first Distribution Date occurring after July 2016, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a "Payoff") and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a "Curtailment") (net of Negative Amortization) (unless the Class A and Class X Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
August 2006 – July 2016	0% Pro Rata Share
August 2016 – July 2017	30% Pro Rata Share
August 2017 – July 2018	40% Pro Rata Share
August 2018 – July 2019	60% Pro Rata Share
August 2019 – July 2020	80% Pro Rata Share
August 2020 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus), (i) prior to the Distribution Date in August 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%,  the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) or (ii) on or after the Distribution Date in August 2009, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization).

  In the event the current aggregate principal balance of the related Class A and Class X Certificates related to a loan group, divided by the Stated Principal Balance of the related Mortgage Loans (the "Senior Percentage") exceeds the applicable initial Senior Percentage as of the Closing Date, the related Class A and Class X Certificates will receive all Payoffs and Curtailments (net of Negative Amortization) for the related Mortgage Loans.

Stated Principal Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance:  The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than the Class CA-1C Certificates) will equal the aggregate amount of principal to which such class or, in the case of the Class X Certificates, the related principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

The "Class Principal Balance" for any Distribution Date and the Class CA-1C Certificates will equal the sum of the related Component Principal Balances, as applicable.

Component Principal Balance:  The "Component Principal Balance" for any Distribution Date and any Class CA-1C Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that component, as applicable.

Subordinate Component Balance:  The "Subordinate Component Balance" for either of Loan Group 1 or Loan Group 2 as of any date of determination will equal the product of (x) the aggregate Class Principal Balance of the Subordinate Certificates and (y) a fraction, the numerator of which is the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group over the aggregate Class Principal Balance or Component Balance of the Class A and Class X Certificates (or components thereof, as applicable) related to such loan group (and, in the case of Loan Group 1, the Class R Certificates) and the denominator of which is the sum of such excess amounts calculated for each loan group.

Net Mortgage Rate:  The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.

Net WAC Cap:  The "Net WAC Cap" for any Distribution Date and the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Adjusted Net WAC Cap:  The "Adjusted Net WAC Cap" for each of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans is equal to the weighted average of the Net Mortgage Rates of the related Mortgage Loans, adjusted on an actual/360 basis.

Class B Adjusted Net WAC Cap:  The "Class B Adjusted Net WAC Cap" is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for Loan Group 1 and (y) the Subordinate Component Balance (as defined herein) for Loan Group 1 immediately before that Distribution Date and (ii) the product of (x) the Adjusted Net WAC Cap for Loan Group 2 and (y) the Subordinate Component Balance for Loan Group 2 immediately before that Distribution Date, divided by (b) the sum of the Subordinate Component Balances for Loan Group 1 and Loan Group 2 immediately before that Distribution Date.

Maximum  Class B Rate:  The "Maximum Class B Rate" is the Class B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 1 Rate:  The "Maximum Loan Group 1 Rate" is the Adjusted Net WAC Cap for Loan Group 1 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loans, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 2 Rate:  The "Maximum Loan Group 2 Rate" is the Adjusted Net WAC Cap for Loan Group 2 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loans, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Loan Group 1 Balance Loan Group 2 Balance:  The "Loan Group 1 Balance'' and "Loan Group 2 Balance" for any Distribution Date is the aggregate principal balance of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans received on or before the 14th day of the calendar month of that Due Date)

Aggregate  Weighted Average Certificate Interest Rate:  The "Aggregate Weighted Average Certificate Interest Rate'' for any Distribution Date is the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) (each of which annual certificate interest rates, in the case of the Class 1A, Class 1A-1B, Class CA-1C and Subordinate Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Maximum Class X Interest Amount:  The "Maximum Class X Interest Amount" for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for the Group 1 Mortgage Loans and the Net WAC Cap for the Group 2 Mortgage Loans and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance over (y) the product of (i) a fraction, the numerator of which is the Aggregate Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 1 Balance and the Loan Group 2 Balance reduced by the aggregate Class Principal Balance of the Class X Certificates.

Weighted Average Certificate Interest Rate:  The "Weighted Average Certificate Interest Rate" for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) related to such loan group (each of which annual certificate interest rates, in the case of the Class 1A, Class 1A-1B, Class CA-1C and Subordinate Certificates (or components thereof, as applicable), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the Class A Certificates, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, and (ii) in the case of the certificate interest rate on each class of Subordinate Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Subordinate Certificates).

Carryover Shortfall Amount:  With respect to the Class 2A and Cass 2A-1B Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 2A and Class 2A-1B Certificates is greater than the applicable Net WAC Cap, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (together, the "Carryover Shortfall Amount").  The Class 2A and Class 2A-1B Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Class 1A, Class 1A-1B and Subordinate Certificates and Class CA-1C Group 1 and Group 2 Components, if, on any Distribution Date, LIBOR plus the related margin for the Class 1A, Class 1A-1B, Class CA-1C and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) in the case of (x) the Class 1A and Class 1A-1B Certificates, the Maximum Loan Group 1 Rate, (y) the Class CA-1C Group 1 and Group 2 Components, the related Maximum Loan Group 1 Rate or Maximum Loan Group 2 Rate related to such Class CA-1C Component and (z) the Subordinate Certificates, the Maximum Class B Rate, as applicable, over (b) interest accrued on such class or component, as applicable, at the applicable Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such class without giving effect to the related Adjusted Net WAC Cap) (together, the "Carryover Shortfall Amount").

Carryover Shortfall Amounts will be paid to the Class A Certificates pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class 1X and Class 2X Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X and Class 2X Certificates) (which interest otherwise distributable to the Class 1X and Class 2X Certificates will be reduced as described herein under "Structure Rules-Certificates Priority of Distribution". Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class 1X and Class 2X Certificates (after the reduction due to Net Negative Amortization allocated to the Class 1X and Class 2X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class A Certificates).

Adjusted Cap Rate:  The "Adjusted Cap Rate" for any Distribution Date and the Class 1A and Class 1A-1B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 1 at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 1 and (ii) 12, and the denominator of which is the Loan Group 1 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and the Class 2A and Class 2A-1B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 2 at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 2 and (ii) 12, and the denominator of which is the Loan Group 2 Balance.

The "Adjusted Cap Rate" for any Distribution Date and the Class CA-1C Group 1 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 1 at the Net WAC Cap for Loan Group 1 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 1 and (ii) 12, and the denominator of which is the Loan Group 1 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and the Class CA-1C Group 2 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans in Loan Group 2 at the Net WAC Cap for Loan Group 2 for that Distribution Date less the Net Negative Amortization with respect to Loan Group 2 and (ii) 12, and the denominator of which is the Loan Group 2 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and any class of Subordinate Certificates will equal the Class B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 1 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 1 multiplied by 12, and the denominator of which is the Loan Group 1 Balance and (ii) reducing the Adjusted Net WAC Cap for the Group 2 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 2 multiplied by 12, and the denominator of which is the Loan Group 2 Balance.

Negative Amortization:  The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization:  The "Net Negative Amortization'' for the Mortgage Loans and for the Group 1 and Group 2 Mortgage Loans for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period.

For any Distribution Date, the Net Negative Amortization for each of the Group 1 and Group 2 Mortgage Loans will be allocated among the certificates as follows:

(i) first, (a) the Net Negative Amortization for the Group 1 Mortgage Loans, to the Class 1X Certificates in reduction of the interest otherwise payable to the Class 1X Certificates, until such amount is reduced to zero and (b) the Net Negative Amortization for the Group 2 Mortgage Loans, to the Class 2X Certificates in reduction of the interest otherwise payable to the Class 2X Certificates, until such amount is reduced to zero;

(ii) second, (a) the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocation pursuant to clause (i)(a) above, to the Class 2X Certificates in reduction of the remaining interest otherwise payable to the Class 2X Certificates, until such remaining amount is reduced to zero, (b) the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocation pursuant to clause (i)(b) above, to the Class 1X Certificates in reduction of the remaining interest otherwise payable to the Class 1X Certificates, until such remaining amount is reduced to zero;

(iii) third, the Net Negative Amortization for the Group 1 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above, to the Class 1A, Class 1A-1B and Subordinate Certificates and the Class CA-1C Group 1 Component in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates); and

(iv) fourth, the Net Negative Amortization for the Group 2 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (ii) above, to the Class 2A, Class 2A-1B and Subordinate Certificates and the Class CA-1C Group 2 Component in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates).

The amount of Net Negative Amortization allocated to the Class X Certificates in reduction of the interest otherwise payable to such Class and derived from the Mortgage Loans in a Loan Group will be added to the Class Principal Balance of the Class X Certificate related to such Loan Group. The amount of Net Negative Amortization allocated to any Class of Class A or Subordinate Certificates (or component thereof) in reduction of the interest otherwise payable to such Class (or component) will be added to the Class Principal Balance of such Class (or component).

Structure Rules

Allocation of Realized Losses:  Any realized losses on the Group 1 and Group 2 Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; second, to the Class CA-1C Certificates until the Component Principal Balance thereof related to that loan group has been reduced to zero; third, (a) with respect to any realized losses on the Group 1 Mortgage Loans, to the Class 1A-1B Certificates until the Certificate Principal Balance thereof has been reduced to zero and (b) with respect to any realized losses on the Group 2 Mortgage Loans, to the Class 2A-1B Certificates until the Certificate Principal Balance thereof has been reduced to zero; and fourth, any realized losses remaining on the Mortgage Loans to the related Class A Certificates (other than the Mezzanine Certificates) and the Class X Certificates related to that loan group, on a pro-rata basis, until the related Class Principal Balance or Component Principal Balance has been reduced to zero.

Cross-Collateralization:  In some limited circumstances, principal and interest collected from either of loan group 1 or 2 may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to the other loan group, before making payments to the Subordinate Certificates, as more fully described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series AR free writing prospectus.

Certificates Priority of Distributions:  Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)                   to the Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class X Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2)                   from the Group 1 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class R Certificates, until its principal balance is reduced to zero;

(b)  second, to the Class 1A and Class 1A-1B Certificates and Class CA-1C Group 1 Component, pro rata according to Class Principal Balance in the case of the Class 1A and Class 1A-1B Certificates and the Component Principal Balance for the Class CA-1C Group 1 Component, until the related Class Principal Balance or Component Principal Balance is reduced to zero; and

(c)  third, to the Class 1X Certificates, until its Class Principal Balance is reduced to zero;

3)                   from the Group 2 Mortgage Loans, as principal, sequentially, as follows:

(a)  first, to the Class 2A and Class 2A-1B Certificates and Class CA-1C Group 2 Component, pro rata according to Class Principal Balance in the case of the Class 2A and Class 2A-1B Certificates and the Component Principal Balance for the Class CA-1C Group 2 Component, until the related Class Principal Balance or Component Principal Balance is reduced to zero; and

(b)  second, to the Class 2X Certificates, until its Class Principal Balance is reduced to zero;

4)                   (a) on the initial Distribution Date, to the Class 1A, Class 1A-1B, Class 2A and Class 2A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class 1X and Class 2X Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X and Class 2X Certificates) (which interest otherwise distributable to the Class 1X and Class 2X Certificates will be reduced by the aggregate amount paid as Carryover Shortfall Amounts to the Class 1A, Class 1A-1B, Class 2A and Class 2A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components as follows: (i) first, such interest otherwise distributable to the Class 1X and Class 2X Certificates will be reduced, pro rata, by the aggregate amount paid pursuant to this clause (4)(a) as Carryover Shortfall Amounts to the Class 2A and Class 2A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components, (ii) second, such interest otherwise distributable to the Class 1X Certificates and remaining after the reduction pursuant to clause (4)(a)(i) above will be further reduced by the aggregate amount paid pursuant to this clause (4)(a) as Carryover Shortfall Amounts to the Class 1A and Class 1A-1B Certificates and (iii) third, such interest otherwise distributable to the Class 2X Certificates and remaining after the reduction pursuant to clause 4(a)(i) above will be further reduced by the portion of the aggregate amount paid pursuant to this clause (4)(a) as Carryover Shortfall Amounts to the Class 1A and Class 1A-1B Certificates that has not been allocated in reduction of the interest otherwise distributable to the Class 1X Certificates pursuant to clause (4)(a)(ii) above); and

(b) on each Distribution Date after the initial Distribution Date, to the Class 1A and Class 1A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class 1X and Class 2X Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X and Class 2X Certificates) (which interest otherwise distributable to the Class 1X and Class 2X Certificates will be reduced by the aggregate amount paid as Carryover Shortfall Amounts to the Class 1A and Class 1A-1B Certificates and the Class CA-1C Group 1 and Group 2 Components as follows: (i) first, such interest otherwise distributable to the Class 1X and Class 2X Certificates will be reduced, pro rata, by the aggregate amount paid pursuant to this clause (4)(b) as Carryover Shortfall Amounts to the Class CA-1C Group 1 and Group 2 Components, (ii) second, such interest otherwise distributable to the Class 1X Certificates and remaining after the reduction pursuant to clause (4)(b)(i) above will be further reduced by the aggregate amount paid pursuant to this clause (4)(b) as Carryover Shortfall Amounts to the Class 1A and Class 1A-1B Certificates and (iii) third, such interest otherwise distributable to the Class 2X Certificates and remaining after the reduction pursuant to clause (4)(b)(i) above will be further reduced by the portion of the aggregate amount paid pursuant to this clause (4)(b) as Carryover Shortfall Amounts to the Class 1A and Class 1A-1B Certificates that has not been allocated in reduction of the interest otherwise distributable to the Class 1X Certificates pursuant to clause (4)(b)(ii) above);

5)                   to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

6)                   to the Class B-1 Certificates, principal allocable to such Class;

7)                   to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

8)                   to the Class B-2 Certificates, principal allocable to such Class;

9)                   to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

10)               to the Class B-3 Certificates, principal allocable to such Class;

11)               to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

12)               to the Class B-4 Certificates, principal allocable to such Class;

13)               to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

14)               to the Class B-5 Certificates, principal allocable to such Class;

15)               to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

16)               to the Class B-6 Certificates, principal allocable to such Class;

17)               to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

18)               to the Class B-7 Certificates, principal allocable to such Class;

19)               to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

20)               to the Class B-8 Certificates, principal allocable to such Class;

21)               to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

22)               to the Class B-9 Certificates, principal allocable to such Class;

23)               to the Class B-10 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

24)               to the Class B-10 Certificates, principal allocable to such Class;

25)               to the Class B-11 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

26)               to the Class B-11 Certificates, principal allocable to such Class;

27)               to the Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest at the related certificate interest rate;

28)               to the Class B-12, Class B-13 and Class B-14 Certificates, principal allocable to such Classes;

29)               to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, their Carryover Shortfall Amounts, from remaining aggregate interest otherwise distributable to the Class 1X and Class 2X Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class 1X and Class 2X Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class A Certificates) (pro rata according to such interest otherwise distributable to the Class 1X and Class 2X Certificates); and

30)               to the Class R Certificate, any remaining amount.

In addition, see "Transaction Summary – Class PPP Certificates" in this preliminary term sheet for a description of the distributions on the Class PPP Certificates.

ORIGINATOR DISCLOSURES

Alliance Bancorp, also referred to herein as "AB", is a California corporation.  AB is a residential mortgage banking company that focuses primarily on the origination and sale of Option ARM mortgages.  Option ARM mortgages are first lien mortgages made to borrowers whose credit is generally within Fannie Mae or Freddie Mac guidelines, but are considered "non-conforming" due to loan balances in excess of maximum conforming lending limits, limited or no documentation required for approval of the borrower.  AB's target Option ARM mortgage borrowers consist of prime quality borrowers with high-end FICO scores, low loan-to-value ratios and non-conforming documentation.  AB has been originating mortgage loans since 1990, and Option ARM mortgage loans since 2005. The principal executive offices of AB are located at 1000 Marina Boulevard, Suite 100, Brisbane, CA 94005.

The following table reflects AB's originations of Option ARM mortgage loans for 2005:

Option ARM	Year Ending December 31, 2005
Number of Loans	920
Principal Balance	405,550,334

AB is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

First Horizon Home Loan Corporation, a Kansas corporation.  The principal executive office of First Horizon Home Loan Corporation is located at 4000 Carl I. Brown and Co., MNC Mortgage Corp., and Sunbelt National Mortgage Corp.  On March 4, 2000, First Horizon Home Loan Corporation officially changed its name from FT Mortgage Cos. to First Horizon Home Loan Corporation.  For over 27 years, First Horizon Home Loan Corporation and its predecessors in interest have been engaged principally in the business of origination, purchasing and selling residential mortgage loans in its own name and through its affiliates. First Horizon Home Loan Corporation is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans.  First Horizon Home Loan Corporation has originated and serviced residential mortgage loans for 20 years through a retail branch system and through mortgage loan brokers and correspondents nationwide.  First Horizon Home Loan Corporation's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Plaza Home Mortgage, Inc.("Plaza") is a direct lender engaged in the mortgage banking business to originate and sell mortgage loans.  Plaza is incorporated in California, with the principal executive offices located at 5090 Shoreham Place, Suite 206, San Diego, CA  92122.  Plaza originates mortgage loans primarily through Plaza's eleven wholesale branch offices, using a network of independent mortgage brokers approved by Plaza.  Loans originated and sold by Plaza are first and/or second lien, fixed and adjustable rate mortgage loans secured by one-to-four unit properties

Residential Funding Corporation ("RFC"), an indirect, wholly-owned subsidiary of GMAC Mortgage Group, Inc., is a Delaware corporation having its principal place of business in Minnesota. RFC is engaged in the business of (i) originating and acquiring residential mortgage loans from correspondent bankers and brokers and selling loans to public and private investors in the secondary markets in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the accounts of others. RFC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota and its telephone number is (952) 857-7000

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

            The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is Final and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WMALT Mortgage Pass-Through Certificates
Series 2006-AR6
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$890,229,311
TOTAL ORIGINAL BALANCE	$891,017,539

NUMBER OF LOANS	2,097

			Minimum		Maximum
AVG CURRENT BALANCE	$424,525		$43,921		$3,000,816
AVG ORIGINAL BALANCE	$424,901		$44,000		$3,000,000

WAVG GROSS COUPON	6.50%		1.00%		10.23%
WAVG GROSS MARGIN	3.44%		1.55%		5.95%
WAVG MAX INT RATE	10.21%		7.00%		11.95%

WAVG CURRENT LTV	74.15%		11.36%		96.80%

WAVG FICO SCORE	711		0		819

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	112%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	372	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	370	Month(s)	347	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	13	Month(s)

NZ WAVG PREPAY TERM	28	Month(s)	6	Month(s)	36	Month(s)

TOP STATE CONC	CA(67.76%),FL(5.13%),AZ(4.42%)
MAXIMUM CA ZIPCODE	1.00%

FIRST PAY DATE			July 1,2005		August 1,2006

RATE CHANGE DATE			August 1,2006		October 1,2006

MATURITY DATE			June 1,2035		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	2,097	$890,229,310.74	100.00%
Total	2,097	$890,229,310.74	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
LIBOR	134	$61,787,512.16	6.94%
MTA	1,963	828,441,798.58	93.06
Total	2,097	$890,229,310.74	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	24	$1,871,521.59	0.21%
100,001—200,000	236	37,689,678.61	4.23
200,001—300,000	412	103,918,759.02	11.67
300,001—400,000	465	162,845,092.29	18.29
400,001—500,000	367	164,334,492.85	18.46
500,001—600,000	257	141,061,087.18	15.85
600,001—700,000	147	94,491,856.40	10.61
700,001—800,000	66	49,601,476.22	5.57
800,001—900,000	32	27,263,026.78	3.06
900,001—1,000,000	45	43,473,662.07	4.88
1,000,001—1,100,000	10	10,214,377.42	1.15
1,100,001—1,200,000	6	6,938,779.38	0.78
1,200,001—1,300,000	3	3,699,722.76	0.42
1,300,001—1,400,000	9	12,092,512.78	1.36
1,400,001—1,500,000	7	10,352,517.68	1.16
1,500,001—1,600,000	3	4,603,523.92	0.52
1,600,001—1,700,000	2	3,398,207.15	0.38
1,700,001—1,800,000	1	1,704,463.53	0.19
1,800,001—1,900,000	1	1,865,206.81	0.21
1,900,001—2,000,000	3	5,808,530.23	0.65
2,500,001 >=	1	3,000,816.07	0.34
Total	2,097	$890,229,310.74	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	247	$119,970,586.39	13.48%
1.001—1.250	17	6,346,500.00	0.71
1.251—1.500	32	12,680,027.00	1.42
1.501—1.750	33	16,350,219.80	1.84
1.751—2.000	37	13,221,553.50	1.49
2.001—2.250	12	4,787,169.10	0.54
2.251—2.500	7	1,856,753.94	0.21
2.501—2.750	1	582,936.36	0.07
2.751—3.000	2	911,785.29	0.10
3.001—3.250	1	315,000.00	0.04
3.501—3.750	1	229,653.58	0.03
5.751—6.000	2	1,877,827.14	0.21
6.001—6.250	1	193,671.13	0.02
6.251—6.500	3	1,665,765.77	0.19
6.501—6.750	12	5,494,726.31	0.62
6.751—7.000	58	25,248,516.03	2.84
7.001—7.250	205	85,913,601.60	9.65
7.251—7.500	276	116,465,154.41	13.08
7.501—7.750	485	187,594,309.85	21.07
7.751—8.000	142	52,802,035.77	5.93
8.001—8.250	217	104,187,959.83	11.70
8.251—8.500	62	29,349,710.90	3.30
8.501—8.750	84	35,740,643.08	4.01
8.751—9.000	74	29,440,956.63	3.31
9.001—9.250	43	18,905,775.20	2.12
9.251—9.500	19	7,897,134.53	0.89
9.501—9.750	10	4,137,324.66	0.46
9.751—10.000	7	3,393,049.50	0.38
10.001—10.250	7	2,668,963.44	0.30
Total	2,097	$890,229,310.74	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	2	$1,877,827.14	0.21%
1.751—2.000	1	193,671.13	0.02
2.001—2.250	7	3,018,627.05	0.34
2.251—2.500	20	9,769,464.61	1.10
2.501—2.750	99	41,111,044.23	4.62
2.751—3.000	306	138,658,185.35	15.58
3.001—3.250	486	205,456,075.76	23.08
3.251—3.500	491	192,158,078.42	21.59
3.501—3.750	352	153,967,649.23	17.30
3.751—4.000	70	30,613,457.96	3.44
4.001—4.250	50	20,809,148.55	2.34
4.251—4.500	68	30,475,565.20	3.42
4.501—4.750	55	23,267,988.16	2.61
4.751—5.000	44	19,103,428.08	2.15
5.001—5.250	25	10,769,762.27	1.21
5.251—5.500	9	3,913,688.50	0.44
5.501—5.750	5	2,396,685.66	0.27
5.751—6.000	7	2,668,963.44	0.30
Total	2,097	$890,229,310.74	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 8.000	1	$1,476,473.07	0.17%
8.751—9.000	1	328,686.68	0.04
9.751—10.000	1,668	688,718,712.73	77.36
10.001—10.250	2	462,026.57	0.05
10.251—10.500	7	2,473,164.95	0.28
10.751—11.000	338	162,013,908.20	18.20
11.501—11.750	1	651,710.00	0.07
11.751—12.000	79	34,104,628.54	3.83
Total	2,097	$890,229,310.74	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,888	$802,466,140.00	90.14%
480	209	87,763,170.74	9.86
Total	2,097	$890,229,310.74	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,034	$484,069,766.38	54.38%
115	1,047	397,855,474.63	44.69
125	16	8,304,069.73	0.93
Total	2,097	$890,229,310.74	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$860,869.40	0.10%
351—360	1,886	801,605,270.60	90.04
471—480	209	87,763,170.74	9.86
Total	2,097	$890,229,310.74	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	172	$72,419,813.05	8.13%
1—6	1,917	814,785,146.78	91.53
7—12	7	2,492,168.19	0.28
13 >=	1	532,182.72	0.06
Total	2,097	$890,229,310.74	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$588,562.98	0.07%
21—25	4	1,559,171.36	0.18
26—30	4	822,339.27	0.09
31—35	8	2,829,698.65	0.32
36—40	13	4,250,695.11	0.48
41—45	27	11,418,857.95	1.28
46—50	36	16,952,066.66	1.90
51—55	50	18,575,555.30	2.09
56—60	57	25,908,432.69	2.91
61—65	106	53,150,619.46	5.97
66—70	191	96,649,315.81	10.86
71—75	226	109,063,526.27	12.25
76—80	986	411,411,639.32	46.21
81—85	270	105,016,064.27	11.80
86—90	58	15,396,025.05	1.73
91—95	43	12,306,951.80	1.38
96—100	15	4,329,788.79	0.49
Total	2,097	$890,229,310.74	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$505,173.97	0.06%
21—25	4	1,559,171.36	0.18
26—30	5	2,052,865.47	0.23
31—35	7	1,599,172.45	0.18
36—40	13	4,250,695.11	0.48
41—45	28	11,761,057.62	1.32
46—50	35	16,411,579.02	1.84
51—55	51	20,263,193.48	2.28
56—60	60	29,191,598.58	3.28
61—65	109	51,090,246.74	5.74
66—70	213	107,501,213.51	12.08
71—75	239	117,160,438.94	13.16
76—80	1,200	490,988,585.16	55.15
81—85	15	3,861,553.69	0.43
86—90	76	20,953,295.40	2.35
91—95	40	11,079,470.24	1.24
Total	2,097	$890,229,310.74	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	5	$1,186,931.89	0.13%
620—639	144	56,111,607.88	6.30
640—659	195	73,809,008.61	8.29
660—679	319	134,791,039.16	15.14
680—699	326	140,108,694.54	15.74
700—719	255	106,534,357.12	11.97
720—739	231	105,087,196.10	11.80
740—759	215	90,814,966.50	10.20
760—779	191	82,526,480.49	9.27
780—799	161	74,582,869.80	8.38
800 >=	55	24,676,158.65	2.77
Total	2,097	$890,229,310.74	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	183	$67,455,246.65	7.58%
No Doc/NINA	342	150,459,714.92	16.90
No Ratio/NORA	45	19,528,522.52	2.19
Reduced Doc	1,527	652,785,826.65	73.33
Total	2,097	$890,229,310.74	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	213	$61,070,113.94	6.86%
Owner Occupied	1,784	794,498,817.23	89.25
Second Home	100	34,660,379.57	3.89
Total	2,097	$890,229,310.74	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	70	$27,695,547.50	3.11%
Fourplex	20	10,067,739.73	1.13
Hi Rise Condo	20	7,140,548.08	0.80
Low Rise Condo	173	58,782,311.33	6.60
PUD	421	187,266,458.06	21.04
Single Family Residence	1,377	592,793,091.77	66.59
Townhouse	5	2,549,736.82	0.29
Triplex	11	3,933,877.45	0.44
Total	2,097	$890,229,310.74	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Home Improvement	18	$9,156,542.35	1.03%
Purchase	559	229,981,866.55	25.83
Refi—Cash Out	1,093	460,495,943.88	51.73
Refi—No Cash Out	427	190,594,957.96	21.41
Total	2,097	$890,229,310.74	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	671	$295,963,191.02	33.25%
6	5	1,975,450.22	0.22
12	439	185,872,181.31	20.88
24	65	25,400,886.31	2.85
36	917	381,017,601.88	42.80
Total	2,097	$890,229,310.74	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AK	5	$1,164,986.42	0.13%
AR	2	564,894.64	0.06
AZ	126	39,311,683.52	4.42
CA	1,249	603,176,834.59	67.76
CO	18	7,429,982.64	0.83
CT	11	4,836,539.28	0.54
DC	1	3,000,816.07	0.34
DE	1	254,192.79	0.03
FL	129	45,692,983.46	5.13
GA	21	7,117,211.97	0.80
HI	30	15,925,349.78	1.79
IA	1	116,482.67	0.01
ID	14	3,459,213.83	0.39
IL	23	7,079,264.32	0.80
IN	1	47,914.04	0.01
KS	3	602,006.94	0.07
KY	2	201,738.48	0.02
LA	2	411,569.67	0.05
MA	37	14,871,983.78	1.67
MD	39	12,885,057.50	1.45
MI	5	1,228,237.88	0.14
MN	10	2,548,016.18	0.29
MO	6	1,492,058.96	0.17
MT	1	200,800.00	0.02
NC	8	2,158,446.18	0.24
NE	1	118,469.13	0.01
NH	4	2,896,063.53	0.33
NJ	46	16,738,127.13	1.88
NM	11	2,373,884.68	0.27
NV	68	20,596,265.11	2.31
NY	20	6,452,185.70	0.72
OH	2	420,703.70	0.05
OK	1	116,267.84	0.01
OR	32	11,438,105.44	1.28
PA	10	1,900,432.06	0.21
RI	10	3,923,034.97	0.44
SC	5	1,269,785.50	0.14
TN	2	196,317.87	0.02
TX	11	2,208,068.67	0.25
UT	14	3,324,583.53	0.37
VA	56	23,261,321.48	2.61
VT	1	683,492.18	0.08
WA	53	15,655,678.70	1.76
WI	4	498,421.62	0.06
WV	1	379,836.31	0.04
Total	2,097	$890,229,310.74	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	341	$151,098,904.75	16.97%
15.00 or less	19	5,014,464.31	0.56
15.01—20.00	33	13,606,211.22	1.53
20.01—25.00	108	45,223,982.70	5.08
25.01—30.00	144	56,122,067.73	6.30
30.01—35.00	298	115,946,069.74	13.02
35.01—40.00	545	232,585,688.94	26.13
40.01—45.00	354	162,034,675.49	18.20
45.01—50.00	186	82,113,378.69	9.22
50.01—55.00	66	25,348,224.88	2.85
55.01—60.00	3	1,135,642.29	0.13
Total	2,097	$890,229,310.74	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.50%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,416	$582,186,604.93	65.40%
60.00 or less	7	3,853,263.41	0.43
60.01—65.00	2	780,152.69	0.09
65.01—70.00	7	6,059,265.12	0.68
70.01—75.00	12	6,517,331.55	0.73
75.01—80.00	28	17,836,603.42	2.00
80.01—85.00	60	30,487,704.25	3.42
85.01—90.00	526	223,255,640.72	25.08
90.01 >=	39	19,252,744.65	2.16
Total	2,097	$890,229,310.74	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 87.27%.

WMALT Mortgage Pass-Through Certificates
Series 2006-AR6 Group 1
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$295,963,191
TOTAL ORIGINAL BALANCE	$296,639,162

NUMBER OF LOANS	671

			Minimum		Maximum
AVG CURRENT BALANCE	$441,078		$43,921		$3,000,816
AVG ORIGINAL BALANCE	$442,085		$44,000		$3,000,000

WAVG GROSS COUPON	5.28%		1.00%		9.86%
WAVG GROSS MARGIN	3.15%		1.68%		5.58%
WAVG MAX INT RATE	10.23%		7.00%		11.95%

WAVG CURRENT LTV	71.13%		11.36%		96.80%

WAVG FICO SCORE	730		0		819

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	2	Month(s)

WAVG NEG AM LIMIT	113%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	368	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	366	Month(s)	351	Month(s)	479	Month(s)
WAVG SEASONING	2	Month(s)	0	Month(s)	9	Month(s)

NZ WAVG PREPAY TERM	0	Month(s)	0	Month(s)	0	Month(s)

TOP STATE CONC	CA(54.80%),NJ(5.66%),AZ(4.82%)
MAXIMUM CA ZIPCODE	2.99%

FIRST PAY DATE			November 1,2005		August 1,2006

RATE CHANGE DATE			August 1,2006		September 1,2006

MATURITY DATE			October 1,2035		June 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	671	$295,963,191.02	100.00%
Total	671	$295,963,191.02	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
LIBOR	118	$55,209,150.21	18.65%
MTA	553	240,754,040.81	81.35
Total	671	$295,963,191.02	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	10	$752,983.21	0.25%
100,001—200,000	93	14,370,234.74	4.86
200,001—300,000	134	33,424,763.27	11.29
300,001—400,000	134	46,953,193.17	15.86
400,001—500,000	97	43,768,448.19	14.79
500,001—600,000	65	36,026,541.94	12.17
600,001—700,000	49	31,182,434.97	10.54
700,001—800,000	25	19,079,452.69	6.45
800,001—900,000	20	17,105,968.32	5.78
900,001—1,000,000	21	20,291,469.30	6.86
1,000,001—1,100,000	6	6,087,625.65	2.06
1,100,001—1,200,000	2	2,359,364.17	0.80
1,200,001—1,300,000	2	2,472,653.93	0.84
1,300,001—1,400,000	3	4,067,178.27	1.37
1,400,001—1,500,000	4	5,937,280.86	2.01
1,600,001—1,700,000	1	1,700,000.00	0.57
1,700,001—1,800,000	1	1,704,463.53	0.58
1,800,001—1,900,000	1	1,865,206.81	0.63
1,900,001—2,000,000	2	3,813,111.93	1.29
2,500,001 >=	1	3,000,816.07	1.01
Total	671	$295,963,191.02	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	157	$83,487,237.20	28.21%
1.001—1.250	2	899,000.00	0.30
1.251—1.500	1	213,000.00	0.07
1.501—1.750	18	10,281,269.80	3.47
1.751—2.000	18	8,479,137.12	2.86
2.001—2.250	3	1,433,268.26	0.48
2.251—2.500	1	377,293.94	0.13
2.751—3.000	1	264,647.71	0.09
5.751—6.000	1	1,476,473.07	0.50
6.251—6.500	1	1,242,127.73	0.42
6.501—6.750	2	733,059.29	0.25
6.751—7.000	31	11,667,682.37	3.94
7.001—7.250	73	34,901,323.14	11.79
7.251—7.500	61	26,963,782.94	9.11
7.501—7.750	218	83,569,493.27	28.24
7.751—8.000	21	5,583,714.44	1.89
8.001—8.250	11	3,958,005.76	1.34
8.251—8.500	25	12,428,357.63	4.20
8.501—8.750	13	4,580,194.07	1.55
8.751—9.000	11	2,530,869.47	0.86
9.001—9.250	1	406,488.06	0.14
9.751—10.000	1	486,765.75	0.16
Total	671	$295,963,191.02	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$1,476,473.07	0.50%
2.001—2.250	3	1,722,427.73	0.58
2.251—2.500	9	4,436,009.18	1.50
2.501—2.750	49	20,198,490.32	6.82
2.751—3.000	155	78,687,670.72	26.59
3.001—3.250	201	92,503,568.78	31.26
3.251—3.500	205	79,451,907.77	26.85
3.501—3.750	27	9,608,590.64	3.25
3.751—4.000	12	3,966,276.11	1.34
4.001—4.250	4	2,052,366.11	0.69
4.251—4.500	3	1,050,372.17	0.35
4.501—4.750	1	322,272.67	0.11
5.501—5.750	1	486,765.75	0.16
Total	671	$295,963,191.02	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 8.000	1	$1,476,473.07	0.50%
9.751—10.000	507	209,240,178.19	70.70
10.001—10.250	1	124,829.80	0.04
10.251—10.500	5	1,835,646.92	0.62
10.751—11.000	148	79,289,355.97	26.79
11.501—11.750	1	651,710.00	0.22
11.751—12.000	8	3,344,997.07	1.13
Total	671	$295,963,191.02	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	621	$276,693,442.41	93.49%
480	50	19,269,748.61	6.51
Total	671	$295,963,191.02	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	279	$140,716,241.82	47.55%
115	390	154,183,783.14	52.10
125	2	1,063,166.06	0.36
Total	671	$295,963,191.02	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	621	$276,693,442.41	93.49%
471—480	50	19,269,748.61	6.51
Total	671	$295,963,191.02	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	11	$5,067,517.89	1.71%
1—6	657	289,880,758.38	97.94
7—12	3	1,014,914.75	0.34
Total	671	$295,963,191.02	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	2	$188,401.20	0.06%
21—25	1	994,624.08	0.34
26—30	3	676,687.19	0.23
31—35	4	2,061,995.62	0.70
36—40	9	3,311,035.74	1.12
41—45	12	7,213,707.11	2.44
46—50	20	10,413,887.46	3.52
51—55	18	7,262,276.12	2.45
56—60	27	13,476,755.14	4.55
61—65	49	27,559,423.03	9.31
66—70	69	41,905,886.03	14.16
71—75	93	45,532,548.91	15.38
76—80	212	87,454,553.13	29.55
81—85	93	31,582,115.93	10.67
86—90	28	7,711,562.81	2.61
91—95	22	6,152,911.64	2.08
96—100	9	2,464,819.88	0.83
Total	671	$295,963,191.02	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$105,012.19	0.04%
21—25	1	994,624.08	0.34
26—30	4	1,907,213.39	0.64
31—35	3	831,469.42	0.28
36—40	9	3,311,035.74	1.12
41—45	12	7,213,707.11	2.44
46—50	20	10,215,599.49	3.45
51—55	18	7,460,564.09	2.52
56—60	29	16,332,015.91	5.52
61—65	49	25,109,823.94	8.48
66—70	88	50,401,900.96	17.03
71—75	84	42,054,381.19	14.21
76—80	287	111,922,140.11	37.82
81—85	7	1,774,409.07	0.60
86—90	41	11,820,612.42	3.99
91—95	18	4,508,681.91	1.52
Total	671	$295,963,191.02	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	1	$254,120.17	0.09%
620—639	24	7,714,650.18	2.61
640—659	40	11,646,218.71	3.94
660—679	92	35,142,349.34	11.87
680—699	82	36,946,950.75	12.48
700—719	79	29,527,107.62	9.98
720—739	70	38,442,557.08	12.99
740—759	83	36,943,288.77	12.48
760—779	75	35,822,153.63	12.10
780—799	92	47,922,994.61	16.19
800 >=	33	15,600,800.16	5.27
Total	671	$295,963,191.02	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	115	$43,688,957.92	14.76%
No Doc/NINA	18	8,604,411.35	2.91
No Ratio/NORA	4	2,008,256.57	0.68
Reduced Doc	534	241,661,565.18	81.65
Total	671	$295,963,191.02	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	75	$21,048,032.37	7.11%
Owner Occupied	545	255,924,171.80	86.47
Second Home	51	18,990,986.85	6.42
Total	671	$295,963,191.02	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	32	$10,574,267.33	3.57%
Fourplex	6	2,511,410.27	0.85
Hi Rise Condo	9	3,335,368.28	1.13
Low Rise Condo	50	17,040,910.77	5.76
PUD	156	70,784,199.58	23.92
Single Family Residence	410	188,618,025.30	63.73
Townhouse	3	1,472,759.15	0.50
Triplex	5	1,626,250.34	0.55
Total	671	$295,963,191.02	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	220	$91,806,418.70	31.02%
Refi—Cash Out	259	118,324,283.81	39.98
Refi—No Cash Out	192	85,832,488.51	29.00
Total	671	$295,963,191.02	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	671	$295,963,191.02	100.00%
Total	671	$295,963,191.02	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AK	5	$1,164,986.42	0.39%
AR	2	564,894.64	0.19
AZ	41	14,275,688.08	4.82
CA	279	162,182,677.62	54.80
CO	8	2,366,005.30	0.80
CT	5	2,721,393.70	0.92
DC	1	3,000,816.07	1.01
FL	38	13,019,642.78	4.40
GA	15	5,472,512.37	1.85
HI	4	1,970,050.57	0.67
IA	1	116,482.67	0.04
ID	8	2,143,358.06	0.72
IL	21	6,675,431.29	2.26
KS	3	602,006.94	0.20
KY	2	201,738.48	0.07
LA	2	411,569.67	0.14
MA	21	7,836,035.59	2.65
MD	28	9,387,047.07	3.17
MI	4	1,139,990.50	0.39
MN	9	2,305,379.72	0.78
MO	6	1,492,058.96	0.50
NC	8	2,158,446.18	0.73
NE	1	118,469.13	0.04
NH	2	2,316,956.54	0.78
NJ	46	16,738,127.13	5.66
NM	11	2,373,884.68	0.80
NV	12	3,152,543.78	1.07
NY	19	6,165,363.48	2.08
OH	1	313,953.70	0.11
OR	10	3,565,730.10	1.20
PA	4	1,164,841.08	0.39
RI	8	3,447,729.81	1.16
SC	5	1,269,785.50	0.43
TN	1	101,167.87	0.03
TX	4	1,283,855.99	0.43
UT	2	467,690.64	0.16
VA	12	5,751,418.30	1.94
WA	18	6,025,038.99	2.04
WI	4	498,421.62	0.17
Total	671	$295,963,191.02	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	11	$4,431,101.56	1.50%
15.00 or less	6	1,613,116.08	0.55
15.01—20.00	10	5,305,357.85	1.79
20.01—25.00	47	21,408,334.78	7.23
25.01—30.00	57	24,654,019.65	8.33
30.01—35.00	118	45,747,085.39	15.46
35.01—40.00	215	93,625,327.65	31.63
40.01—45.00	139	66,654,636.86	22.52
45.01—50.00	51	25,253,597.61	8.53
50.01—55.00	16	6,948,340.92	2.35
55.01—60.00	1	322,272.67	0.11
Total	671	$295,963,191.02	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 36.89%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	486	$213,477,846.85	72.13%
60.00 or less	5	2,889,426.59	0.98
60.01—65.00	2	780,152.69	0.26
65.01—70.00	5	4,746,726.71	1.60
70.01—75.00	4	2,336,682.41	0.79
75.01—80.00	13	8,472,305.15	2.86
80.01—85.00	20	10,178,087.74	3.44
85.01—90.00	134	51,772,091.84	17.49
90.01 >=	2	1,309,871.04	0.44
Total	671	$295,963,191.02	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 84.57%.

WMALT Mortgage Pass-Through Certificates
Series 2006-AR6 Group 2
Mortgage Loans
Preliminary Collateral Information As of 07/01/06

TOTAL CURRENT BALANCE	$594,266,120
TOTAL ORIGINAL BALANCE	$594,378,377

NUMBER OF LOANS	1,426

			Minimum		Maximum
AVG CURRENT BALANCE	$416,736		$47,914		$1,995,418
AVG ORIGINAL BALANCE	$416,815		$48,000		$2,000,000

WAVG GROSS COUPON	7.10%		1.00%		10.23%
WAVG GROSS MARGIN	3.58%		1.55%		5.95%
WAVG MAX INT RATE	10.19%		8.95%		11.95%

WAVG CURRENT LTV	75.65%		18.53%		95.19%

WAVG FICO SCORE	701		0		816

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	112%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	374	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	373	Month(s)	347	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	13	Month(s)

NZ WAVG PREPAY TERM	28	Month(s)	6	Month(s)	36	Month(s)

TOP STATE CONC	CA(74.21%),FL(5.50%),AZ(4.21%)
MAXIMUM CA ZIPCODE	0.63%

FIRST PAY DATE			July 1,2005		August 1,2006

RATE CHANGE DATE			August 1,2006		October 1,2006

MATURITY DATE			June 1,2035		July 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,426	$594,266,119.72	100.00%
Total	1,426	$594,266,119.72	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
LIBOR	16	$6,578,361.95	1.11%
MTA	1,410	587,687,757.77	98.89
Total	1,426	$594,266,119.72	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	14	$1,118,538.38	0.19%
100,001—200,000	143	23,319,443.87	3.92
200,001—300,000	278	70,493,995.75	11.86
300,001—400,000	331	115,891,899.12	19.50
400,001—500,000	270	120,566,044.66	20.29
500,001—600,000	192	105,034,545.24	17.67
600,001—700,000	98	63,309,421.43	10.65
700,001—800,000	41	30,522,023.53	5.14
800,001—900,000	12	10,157,058.46	1.71
900,001—1,000,000	24	23,182,192.77	3.90
1,000,001—1,100,000	4	4,126,751.77	0.69
1,100,001—1,200,000	4	4,579,415.21	0.77
1,200,001—1,300,000	1	1,227,068.83	0.21
1,300,001—1,400,000	6	8,025,334.51	1.35
1,400,001—1,500,000	3	4,415,236.82	0.74
1,500,001—1,600,000	3	4,603,523.92	0.77
1,600,001—1,700,000	1	1,698,207.15	0.29
1,900,001—2,000,000	1	1,995,418.30	0.34
Total	1,426	$594,266,119.72	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	90	$36,483,349.19	6.14%
1.001—1.250	15	5,447,500.00	0.92
1.251—1.500	31	12,467,027.00	2.10
1.501—1.750	15	6,068,950.00	1.02
1.751—2.000	19	4,742,416.38	0.80
2.001—2.250	9	3,353,900.84	0.56
2.251—2.500	6	1,479,460.00	0.25
2.501—2.750	1	582,936.36	0.10
2.751—3.000	1	647,137.58	0.11
3.001—3.250	1	315,000.00	0.05
3.501—3.750	1	229,653.58	0.04
5.751—6.000	1	401,354.07	0.07
6.001—6.250	1	193,671.13	0.03
6.251—6.500	2	423,638.04	0.07
6.501—6.750	10	4,761,667.02	0.80
6.751—7.000	27	13,580,833.66	2.29
7.001—7.250	132	51,012,278.46	8.58
7.251—7.500	215	89,501,371.47	15.06
7.501—7.750	267	104,024,816.58	17.50
7.751—8.000	121	47,218,321.33	7.95
8.001—8.250	206	100,229,954.07	16.87
8.251—8.500	37	16,921,353.27	2.85
8.501—8.750	71	31,160,449.01	5.24
8.751—9.000	63	26,910,087.16	4.53
9.001—9.250	42	18,499,287.14	3.11
9.251—9.500	19	7,897,134.53	1.33
9.501—9.750	10	4,137,324.66	0.70
9.751—10.000	6	2,906,283.75	0.49
10.001—10.250	7	2,668,963.44	0.45
Total	1,426	$594,266,119.72	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$401,354.07	0.07%
1.751—2.000	1	193,671.13	0.03
2.001—2.250	4	1,296,199.32	0.22
2.251—2.500	11	5,333,455.43	0.90
2.501—2.750	50	20,912,553.91	3.52
2.751—3.000	151	59,970,514.63	10.09
3.001—3.250	285	112,952,506.98	19.01
3.251—3.500	286	112,706,170.65	18.97
3.501—3.750	325	144,359,058.59	24.29
3.751—4.000	58	26,647,181.85	4.48
4.001—4.250	46	18,756,782.44	3.16
4.251—4.500	65	29,425,193.03	4.95
4.501—4.750	54	22,945,715.49	3.86
4.751—5.000	44	19,103,428.08	3.21
5.001—5.250	25	10,769,762.27	1.81
5.251—5.500	9	3,913,688.50	0.66
5.501—5.750	4	1,909,919.91	0.32
5.751—6.000	7	2,668,963.44	0.45
Total	1,426	$594,266,119.72	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
8.751—9.000	1	$328,686.68	0.06%
9.751—10.000	1,161	479,478,534.54	80.68
10.001—10.250	1	337,196.77	0.06
10.251—10.500	2	637,518.03	0.11
10.751—11.000	190	82,724,552.23	13.92
11.751—12.000	71	30,759,631.47	5.18
Total	1,426	$594,266,119.72	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,267	$525,772,697.59	88.47%
480	159	68,493,422.13	11.53
Total	1,426	$594,266,119.72	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	755	$343,353,524.56	57.78%
115	657	243,671,691.49	41.00
125	14	7,240,903.67	1.22
Total	1,426	$594,266,119.72	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
341—350	2	$860,869.40	0.14%
351—360	1,265	524,911,828.19	88.33
471—480	159	68,493,422.13	11.53
Total	1,426	$594,266,119.72	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	161	$67,352,295.16	11.33%
1—6	1,260	524,904,388.40	88.33
7—12	4	1,477,253.44	0.25
13 >=	1	532,182.72	0.09
Total	1,426	$594,266,119.72	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$400,161.78	0.07%
21—25	3	564,547.28	0.09
26—30	1	145,652.08	0.02
31—35	4	767,703.03	0.13
36—40	4	939,659.37	0.16
41—45	15	4,205,150.84	0.71
46—50	16	6,538,179.20	1.10
51—55	32	11,313,279.18	1.90
56—60	30	12,431,677.55	2.09
61—65	57	25,591,196.43	4.31
66—70	122	54,743,429.78	9.21
71—75	133	63,530,977.36	10.69
76—80	774	323,957,086.19	54.51
81—85	177	73,433,948.34	12.36
86—90	30	7,684,462.24	1.29
91—95	21	6,154,040.16	1.04
96—100	6	1,864,968.91	0.31
Total	1,426	$594,266,119.72	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	1	$400,161.78	0.07%
21—25	3	564,547.28	0.09
26—30	1	145,652.08	0.02
31—35	4	767,703.03	0.13
36—40	4	939,659.37	0.16
41—45	16	4,547,350.51	0.77
46—50	15	6,195,979.53	1.04
51—55	33	12,802,629.39	2.15
56—60	31	12,859,582.67	2.16
61—65	60	25,980,422.80	4.37
66—70	125	57,099,312.55	9.61
71—75	155	75,106,057.75	12.64
76—80	913	379,066,445.05	63.79
81—85	8	2,087,144.62	0.35
86—90	35	9,132,682.98	1.54
91—95	22	6,570,788.33	1.11
Total	1,426	$594,266,119.72	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 499	4	$932,811.72	0.16%
620—639	120	48,396,957.70	8.14
640—659	155	62,162,789.90	10.46
660—679	227	99,648,689.82	16.77
680—699	244	103,161,743.79	17.36
700—719	176	77,007,249.50	12.96
720—739	161	66,644,639.02	11.21
740—759	132	53,871,677.73	9.07
760—779	116	46,704,326.86	7.86
780—799	69	26,659,875.19	4.49
800 >=	22	9,075,358.49	1.53
Total	1,426	$594,266,119.72	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	68	$23,766,288.73	4.00%
No Doc/NINA	324	141,855,303.57	23.87
No Ratio/NORA	41	17,520,265.95	2.95
Reduced Doc	993	411,124,261.47	69.18
Total	1,426	$594,266,119.72	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	138	$40,022,081.57	6.73%
Owner Occupied	1,239	538,574,645.43	90.63
Second Home	49	15,669,392.72	2.64
Total	1,426	$594,266,119.72	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	38	$17,121,280.17	2.88%
Fourplex	14	7,556,329.46	1.27
Hi Rise Condo	11	3,805,179.80	0.64
Low Rise Condo	123	41,741,400.56	7.02
PUD	265	116,482,258.48	19.60
Single Family Residence	967	404,175,066.47	68.01
Townhouse	2	1,076,977.67	0.18
Triplex	6	2,307,627.11	0.39
Total	1,426	$594,266,119.72	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Home Improvement	18	$9,156,542.35	1.54%
Purchase	339	138,175,447.85	23.25
Refi—Cash Out	834	342,171,660.07	57.58
Refi—No Cash Out	235	104,762,469.45	17.63
Total	1,426	$594,266,119.72	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
6	5	$1,975,450.22	0.33%
12	439	185,872,181.31	31.28
24	65	25,400,886.31	4.27
36	917	381,017,601.88	64.12
Total	1,426	$594,266,119.72	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	85	$25,035,995.44	4.21%
CA	970	440,994,156.97	74.21
CO	10	5,063,977.34	0.85
CT	6	2,115,145.58	0.36
DE	1	254,192.79	0.04
FL	91	32,673,340.68	5.50
GA	6	1,644,699.60	0.28
HI	26	13,955,299.21	2.35
ID	6	1,315,855.77	0.22
IL	2	403,833.03	0.07
IN	1	47,914.04	0.01
MA	16	7,035,948.19	1.18
MD	11	3,498,010.43	0.59
MI	1	88,247.38	0.01
MN	1	242,636.46	0.04
MT	1	200,800.00	0.03
NH	2	579,106.99	0.10
NV	56	17,443,721.33	2.94
NY	1	286,822.22	0.05
OH	1	106,750.00	0.02
OK	1	116,267.84	0.02
OR	22	7,872,375.34	1.32
PA	6	735,590.98	0.12
RI	2	475,305.16	0.08
TN	1	95,150.00	0.02
TX	7	924,212.68	0.16
UT	12	2,856,892.89	0.48
VA	44	17,509,903.18	2.95
VT	1	683,492.18	0.12
WA	35	9,630,639.71	1.62
WV	1	379,836.31	0.06
Total	1,426	$594,266,119.72	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	330	$146,667,803.19	24.68%
15.00 or less	13	3,401,348.23	0.57
15.01—20.00	23	8,300,853.37	1.40
20.01—25.00	61	23,815,647.92	4.01
25.01—30.00	87	31,468,048.08	5.30
30.01—35.00	180	70,198,984.35	11.81
35.01—40.00	330	138,960,361.29	23.38
40.01—45.00	215	95,380,038.63	16.05
45.01—50.00	135	56,859,781.08	9.57
50.01—55.00	50	18,399,883.96	3.10
55.01—60.00	2	813,369.62	0.14
Total	1,426	$594,266,119.72	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.89%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	930	$368,708,758.08	62.04%
60.00 or less	2	963,836.82	0.16
65.01—70.00	2	1,312,538.41	0.22
70.01—75.00	8	4,180,649.14	0.70
75.01—80.00	15	9,364,298.27	1.58
80.01—85.00	40	20,309,616.51	3.42
85.01—90.00	392	171,483,548.88	28.86
90.01 >=	37	17,942,873.61	3.02
Total	1,426	$594,266,119.72	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 88.26%.